AMENDED AND RESTATED BYLAWS
OF
IRIS BIOTECHNOLOGIES INC.

A California corporation

AMENDED AND RESTATED BYLAWS
OF
IRIS BIOTECHNOLOGIES INC.

ARTICLE IX — CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW		16

Section 9.1:	Bylaw Provisions Construed as Additional and Supplemental to Provisions of Law	16

Section 9.2:	Bylaw Provisions Contrary to or Inconsistent with Provisions of Law	16

ARTICLE X — ADOPTION, AMENDMENT OR REPEAL OF BYLAWS		16

AMENDED AND RESTATED BYLAWS OF
IRIS BIOTECHNOLOGIES INC.

A California corporation

ARTICLE I

OFFICES

Section 1.1: Principal Office. The principal executive office for the transaction of the business of this corporation (the “Company”) shall be located at such place as the Board of Directors may from time to time decide. The Board of Directors is hereby granted full power and authority to change the location of the principal executive office from one location to another.

Section 1.2: Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or outside the State of California as it deems appropriate.

ARTICLE II

DIRECTORS

Section 2.1: Exercise of Corporate Powers. Except as otherwise provided by these Bylaws, by the Articles of Incorporation of the Company or by the laws of the State of California now or hereafter in force, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the ultimate direction of a Board of Directors (the “Board of Directors”).

Section 2.2: Number. The authorized number of Directors shall be not less than three (3) nor more than five (5). The number of Directors shall initially be three (3). Until changed by an amendment of this Section 2.2 by the shareholders of the Company, the authorized number of Directors may be varied by the Board of Directors, as opposed to being fixed, within the range of such minimum and maximum authorized numbers.

Section 2.3: Need Not Be Shareholders. The Directors of the Company need not be shareholders of the Company.

Section 2.4: Compensation. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

Section 2.5: Election and Term of Office. The Directors shall be elected annually by the shareholders at the annual meeting of the shareholders. The term of office of the Directors shall begin immediately after their election and shall continue until the next annual meeting of the shareholders and until their respective successors are elected and qualified.

Section 2.6: Vacancies. A vacancy or vacancies on the Board of Directors shall exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any annual meeting of shareholders at which any Director is elected, to elect the full authorized number of Directors at that meeting. The Board of Directors may declare vacant the office of a Director if he or she is declared of unsound mind by an order of court or convicted of a felony or if, within 60 days after notice of his election, he or she does not accept the office. Any vacancy, except for a vacancy created by removal of a Director as provided in Section 2.7 hereof, may be filled by a person selected by a majority of the remaining Directors then in office, whether or not less than a quorum, or by a sole remaining Director.

Section 2.7: Removal. The entire Board of Directors or any individual Director may be removed from office without cause by an affirmative vote of a majority of the outstanding shares entitled to vote; provided that, unless the entire Board of Directors is removed, no Director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of Directors authorized at the time of the Director’s most recent election were then being elected.

Section 2.8: Powers and Duties. Without limiting the generality or extent of the general corporate powers to be exercised by the Board of Directors pursuant to Section 2.1 of these Bylaws, it is hereby provided that the Board of Directors shall have full power with respect to the following matters:

(a) To purchase, lease and acquire any and all kinds of property, real, personal or mixed, and at its discretion to pay therefor in money, in property and/or in stocks, bonds, debentures or other securities of the Company.

(b) To enter into any and all contracts and agreements which in its judgment may be beneficial to the interests and purposes of the Company.

(c) To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as reserve funds or as working capital of the Company or for maintenance, repairs, replacements or enlargements of its properties.

(d) To declare and pay dividends in cash, shares and/or property out of any funds of the Company at the time legally available for the declaration and payment of dividends on its shares.

(e) To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper.

(f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

(g) To accept resignations of Directors; to declare vacant the office of a Director as provided in Section 2.6 hereof; and, in case of vacancy in the office of Directors, to fill the same to the extent provided in Section 2.6 hereof.

(h) To create offices in addition to those for which provision is made by law or these Bylaws; to elect and remove at pleasure all officers of the Company, fix their terms of office, prescribe their titles, powers and duties, limit their authority and fix their salaries in any way it may deem advisable that is not contrary to law or these Bylaws.

(i) To designate one or more persons to perform the duties and exercise the powers of any officer of the Company during the temporary absence or disability of such officer.

(j) To appoint or employ and to remove at pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit their authority and fix their salaries in any way it may deem advisable that is not contrary to law or these Bylaws.

(k) To fix a time in the future, which shall not be more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action for which it is fixed, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action; and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period.

(l) To fix and locate from time to time the principal office for the transaction of the business of the Company and one or more branch or other subordinate offices of the Company within or without the State of California; to designate any place within or without the State of California for the holding of any meeting or meetings of the shareholders or the Board of Directors, as provided in Sections 3.1 and 7.1 hereof; to adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law now or hereafter in effect.

(m) To authorize the issuance of shares of stock of the Company in accordance with the laws of the State of California and the Articles of Incorporation.

(n) Subject to the limitation provided in Section 10.2 hereof, to adopt, amend or repeal from time to time and at any time these Bylaws and any and all amendments thereof.

(o) To borrow money and incur indebtedness on behalf of the Company, including the power and authority to borrow money from any of the shareholders, Directors or officers of the Company; and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor; and the note or other obligation given for any indebtedness of the Company, signed officially by any officer or officers thereunto duly authorized by the Board of Directors, shall be binding on the Company.

(p) Generally to do and perform every act and thing whatsoever that may pertain to the office of a Director or to a board of Directors.

ARTICLE III

MEETINGS OF DIRECTORS

Section 3.1: Place of Meetings. Meetings (whether regular, special or adjourned) of the Board of Directors shall be held at the principal executive office of the Company or at any other place within or outside the State of California which may be designated from time to time by resolution of the Board of Directors or which is designated in the notice of the meeting.

Section 3.2: Regular Meetings. Regular meetings of the Board of Directors shall be held after the adjournment of each annual meeting of the shareholders (which regular Directors’ meeting shall be designated the “Regular Annual Meeting”) and at such other times as may be designated from time to time by resolution of the Board of Directors. Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (a) the time and place of such meetings are fixed by the Board of Directors or (b) the Regular Annual Meeting is held at the principal executive office of this Corporation and on the date specified by the Board of Directors.

Section 3.3: Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or the President, or any Vice President, or the Secretary or by any two or more Directors.

Section 3.4: Notice of Special Meetings. Special meetings of the Board of Directors shall be held upon no less than 4 days’ notice by mail or 48 hours’ notice delivered personally or by telephone or telegraph to each Director. Notice need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the home or office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. If the address of a Director is not shown on the records of the Company and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the Directors are regularly held. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all Directors not present at the time of adjournment.

Section 3.5: Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to provisions of law relating to interested Directors and indemnification of agents of the Company. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.6: Conference Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 3.7: Waiver of Notice and Consent. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.8: Action Without a Meeting. Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such Directors.

Section 3.9: Committees. The provisions of this Article apply also to committees of the Board of Directors and action by such committees.

ARTICLE IV

COMMITTEES

Section 4.1: Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, appoint from among its members one or more committees, including without limitation an executive committee, an audit committee and a compensation committee, of two or more Directors. Each committee may make its own rules of procedure subject to Section 3.9 hereof, and shall meet as provided by such rules or by a resolution adopted by the Board of Directors (which resolution shall take precedence). A majority of the members of the committee shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the committee shall be necessary to the adoption of any resolution.

Section 4.2: Executive Committee Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, if any, in all cases in which specific directions shall not have been given by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company in such manner as the Executive Committee may deem best for the interests of the Company.

Section 4.3: Powers of Other Committees. Other committees shall have such powers as are given them in a resolution of the Board of Directors.

Section 4.4: Limitations on Powers of Committees. No committee shall have the power to act with respect to:

(a) any action for which the laws of the State of California also require shareholder approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or in any committee;

(c) the fixing of compensation of the Directors for serving on the Board of Directors or on any committee;

(d) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not amendable or repealable;

(f) a distribution to the shareholders of the Company, except at a rate or in a periodic amount or within a price range as set forth in the articles or determined by the Board of Directors; and

(g) the appointment of other committees of the Board of Directors or the members thereof.

ARTICLE V

OFFICERS

Section 5.1: Election and Qualifications. The officers of the Company shall consist of a Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers, including, but not limited to, a President, Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, and Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any number of offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon him or her by these Bylaws or the Board of Directors.

Section 5.2: Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board of Directors from time to time at its pleasure, subject to the rights, if any, of any officer under any contract of employment. Any officer may resign at any time upon written notice to the Company, without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. If any vacancy occurs in any office of the Company, the Board of Directors may appoint a successor to fill such vacancy.

Section 5.3: Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Section 5.4: Chief Executive Officer; President. The powers and duties of the Chief Executive Officer are as follows; such powers and duties will be fulfilled by the President during such period as there is no designated and serving Chief Executive Officer, and there shall not be a President during such time as there is a designated and serving Chief Executive Officer:

(a) To act as the general manager and, unless otherwise designated by the Board of Directors, the chief executive officer of the Company and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Company.

(b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board of Directors or if there be no Chairman, at all meetings of the Board of Directors.

(c) To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper.

(d) To affix the signature of the Company to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Company; to sign certificates for shares of stock of the Company; and, subject to the direction of the Board of Directors, to have general charge of the property of the Company and to supervise and control all officers, agents and employees of the Company.

Section 5.5: President Pro Tem. If neither the Chairman of the Board of Directors, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen by the Directors present at the meeting to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen by the shareholders present at the meeting to preside at such meeting.

Section 5.6: Vice President. The titles, powers and duties of the Vice President or Vice Presidents, if any, shall be as prescribed by the Board of Directors. In case of the resignation, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all powers and duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors.

Section 5.7: Secretary. The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive office of the Company, or such other place as the Board of Directors may order, of all meetings of its Directors and shareholders with the time and place of holding of such meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) To keep the seal of the Company and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal executive office of the Company, or at the office of the transfer agent or agents, a record of the shareholders of the Company, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the Company, to fill in all certificates issued, and to make a proper record of each such issuance; provided that, so long as the Company shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Company, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Company any and all shares of the Company; provided that, so long as the Company shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Company, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to whom the certificate is presented for transfer and, if the Company then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration; and, provided further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.2 hereof.

(f) To make service and publication of all notices that may be necessary or proper in connection with meetings of the Board of Directors or the shareholders of the Company. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them, or by the Board of Directors, or by the holders of a majority of the outstanding shares of the Company.

(g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

Section 5.8: Chief Financial Officer. The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Company’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any Director.

(b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Company and, at his or her discretion, to cause any or all thereof to be deposited for the account of the Company with such depository as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the Company.

(d) To disburse, or cause to be disbursed, all funds of the Company as may be directed by the President or the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of the Company.

(f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

Section 5.9: Instruments in Writing. All checks, drafts, demands for money, notes and written contracts of the Company shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of the Company shall have the power to bind the Company by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Section 6.1: Indemnification of Directors, Officers and Employees. The Company shall indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person is or was a Director, officer or employee of the Company, or is or was serving at the request of the Company as a Director, officer or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer or employee of a foreign or domestic corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, to the fullest extent permitted by the California Corporations Code, against all expenses, including, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, and such indemnification shall continue as to a person who has ceased to be such a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that the Company shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.2: Advancement of Expenses. The Company shall pay all expenses incurred by such a Director, officer or employee in defending any Proceeding as they are incurred in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director, officer or employee in advance of the final disposition of a Proceeding shall be made only upon receipt by the Company of an undertaking by or on behalf of such Director, officer or employee to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise; and provided further that the Company shall not be required to advance any expenses to a person against whom the Company brings an action, alleging that such person committed an act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, or that was contrary to the best interest of the Company, or derived an improper personal benefit from a transaction.

Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Additionally, nothing in this Article VI shall limit the ability of the Company, in its discretion, to indemnify or advance expenses to persons whom the Company is not obligated to indemnify or advance expenses to pursuant to this Article VI.

Section 6.4: Indemnification Contracts. The Board of Directors is authorized to cause the Company to enter into a contract with any Director, officer, employee or agent of the Company, or any person serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than (to the extent permitted by the Company’s Articles of Incorporation and the California Corporations Code), those provided for in this Article VI.

Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

MEETINGS OF SHAREHOLDERS

Section 7.1: Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the Company shall be held at the principal executive office for the transaction of business of the Company, or at any place within or outside the State of California which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by resolution of the Board of Directors. Any meeting shall be valid wherever held if held by the written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Company.

Section 7.2: Annual Meetings. The annual meetings of the shareholders shall be held at the place provided pursuant to Section 7.1 hereof and at such time in a particular year as may be designated by written consent of all the shareholders entitled to vote thereat or which may be designated by resolution of the Board of Directors. Said annual meetings shall be held for the purpose of the election of Directors, for the making of reports of the affairs of the Company and for the transaction of such other business as may properly come before the meeting.

Section 7.3: Special Meetings. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, the Chairman of the Board of Directors or by the Board of Directors, or by two or more members thereof. Notices of meetings called by the Board of Directors shall be given in accordance with Section 7.4.

Section 7.4: Notice of Meetings. Notice of any meeting of shareholders shall be given in writing not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or such other person charged with that duty, or if there be no such officer or person, or in case of his or her neglect or refusal, by any Director or shareholder. The notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action, except that notice must be given or waived in writing of any proposal relating to approval of contracts between the Company and any Director of the Company, amendment of the Articles of Incorporation, reorganization of the Company or winding up of the affairs of the Company.

Section 7.5: Consent to Shareholders’ Meetings. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting.

Section 7.6: Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Except as provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required.

Section 7.7: Adjourned Meetings. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 7.6 hereof, in the absence of a quorum, no other business may be transacted at such meeting.

Section 7.8: Voting Rights. Only persons in whose names shares entitled to vote stand on the stock records of the Company at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held or, if some other day be fixed for the determination of shareholders of record pursuant to Section 2.8(k) hereof, then on such other day, shall be entitled to vote at such meeting. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. In the absence of any contrary provision in the Articles of Incorporation or in any applicable statute relating to the election of Directors or to other particular matters, each such person shall be entitled to one vote for each share.

Section 7.9: Action by Written Consents. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 7.10: Election of Directors. Stockholders shall not have the right to vote cumulatively in any election for the Board of Directors. Election of Directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

Section 7.11: Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary of the Company. No proxy shall be valid (a) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section and applicable law, or (b) after the expiration of eleven months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary of the Company stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at the meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by the Secretary of the Company. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.

Section 7.12: Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. These inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots, or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1: Certificates for Shares. There shall be issued to every holder of shares in the Company a certificate or certificates signed in the name of the Company by the Chairman of the Board, if any, or the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 8.2: Lost Certificates. Where the owner of any certificate for shares of the Company claims that the certificate has been lost, stolen or destroyed, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the Company has notice that the original certificate has been acquired by a bona fide purchaser and (b) satisfies any reasonable requirements imposed by the Company, including without limitation the filing with the Company of an indemnity bond or agreement in such form and in such amount as shall be required by the President or a Vice President of the Company. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 8.3: Certification and Inspection of Bylaws. The Company shall keep at its principal executive office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE IX

CONSTRUCTION OF BYLAWS WITH
REFERENCE TO PROVISIONS OF LAW

Section 9.1: Bylaw Provisions Construed as Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 9.2: Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 9.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE X

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority of the outstanding voting stock of the Company. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.